FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces

Third Quarter 2013 Operating Results In Line With Projections

New York, New York, October 24, 2013 – RCS Capital Corporation (NYSE: RCAP) (“RCAP”) announced today its operating results for the quarter ended September 30, 2013. Operating highlights are provided below. All per share results are provided on a fully diluted basis.

“On the heels of our successful initial public offering completed approximately four months ago, we are pleased to announce across the board outperformance by our operating divisions, confirming the opportunity we identified to become the preeminent full-service investment bank in the direct investment channel,” stated William M. Kahane, Chief Executive Officer of RCAP. “Each of RCAP’s businesses, including securities sales, investment banking and capital markets, transaction management and our transfer agent, are executing on their respective plans and are all on pace to exceed 2013 projections. Total equity capital raised by retail broker-dealers with whom our wholesale broker-dealer has dealer-manager relationships was well above our estimates, reinforcing our role as the market leader. Our investment banking division worked on multiple multi-billion dollar transactions, further solidifying our position as the leading mergers and acquisitions advisor in the industry.”

Michael Weil, President of RCAP, added, “We are excited by the traction we are experiencing in serving as dealer manager not simply for our seasoned programs, but also for our independently sponsored programs, as well as our new generation of investment products. Witness the fact that our wholesale broker-dealer has served as dealer manager with respect to the raising of equity capital in the amount of $6.8 billion in the first 9 months of calendar year 2013, 37% of total equity capital raised in the entire direct investment real estate channel, according to Robert A. Stanger & Co., Inc.”

Third Quarter and Year-to-Date Operating Highlights

•	Revenues: $223.8 million for the third quarter, an increase of 110% compared to the three months ended September 30, 2012. Year-to-date revenues of $672.4 million increased 201% compared to the nine months ended September 30, 2012;
•	Investment Banking: Advised on multiple capital markets and mergers and acquisitions transactions for the three and nine months ended September 30, 2013, respectively, generating revenues of $7.6 million and $15.5 million for the three and nine months ended September 30, 2013, respectively (such transactions involved parties under common ownership with RCAP);
•	Equity Capital Raised: Served as dealer manager with respect to equity capital raised of $2.4 billion and $6.8 billion through securities sales for the three and nine months ended September 30, 2013, respectively, surpassing 2013 year-to-date projections by approximately 24%;
•	Income Before Taxes; Net Income: $11.6 million of income before taxes, or $0.44 per adjusted share, for the three months ended September 30, 2013 (inclusive of non-controlling interests), and $65.0 million or $2.45 per adjusted share, for the nine months ended September 30, 2013 (inclusive of non-controlling interests). Net income attributable to RCAP after non-controlling interests was $0.3 million for the three months ended September 30, 2013, or $0.12 per share, and $0.5 million from June 10, 2013 (closing date of the initial public offering) to September 30, 2013, or $0.21 per share;

•	Organizational Improvements: Larry Roth, a recognized leader in the industry, joined Realty Capital Securities (“RC Securities”), our broker dealer subsidiary, as Chief Executive Officer in September. Mr. Roth will lead RC Securities, the leading wholesale distributor of direct investment offerings, including public non-listed real estate investment trusts, business development companies and mutual funds. Mr. Roth assumed the CEO role of RC Securities from Michael Weil, who became RC Securities’ Chairman. Mr. Weil will continue to lead RC Securities in his capacity as its Chairman.
•	Strategic Acquisitions: RCAP announced two acquisitions in recent weeks that further advance its strategic goal of growing its family of companies and expanding its platform of alternative investment offerings. These acquisitions are expected to be accretive to earnings.
o	On October 1, 2013, RCAP entered into an asset purchase agreement with The Hatteras Funds Group, whose principal business is acting as sponsor, investment adviser and distributor for the Hatteras Funds complex, a family of alternative investment funds distributed through SEC-registered investment companies and other investment vehicles. The initial purchase price is $40.0 million and is subject to purchase price adjustments and additional consideration calculated and payable based on the consolidated pre-tax net operating income generated by the businesses of the Hatteras Funds Group in the fiscal years ending December 31, 2016 and December 31, 2018. The acquisition is expected to be consummated in the first quarter of 2014.
o	On October 2, 2013, RCAP entered into a non-binding letter of intent to acquire Investors Capital Holdings, Ltd. (“ICH”). ICH provides independent broker-dealer and investment advisory services through its approximately 550 advisors across the United States. If acquired, ICH will complement and diversify RCAP’s revenue stream from its other business lines. If a definitive agreement is entered into before the end of the first quarter of 2014, subject to certain to-be-agreed-upon conditions and regulatory approval, we expect that the acquisition will be consummated in the first quarter of 2014.

“RCAP continues to deliver strong results as it executes on its strategy, commented Brian S. Block, RCAP’s Chief Financial Officer. “Income before taxes for the nine months ended September 30, 2013, was ahead of plan at $65.0 million or, $2.45 per adjusted share (inclusive of non-controlling interests).

“RCAP continues to identify a number of strategic acquisition targets that we believe are very attractive and complementary to our existing businesses,” noted Nicholas S. Schorsch, RCAP’s Chairman. “We have a robust pipeline of opportunities that we believe will enable us to build out our financial services footprint in a meaningful way, synergistic with our other businesses. In our view, the current environment continues to present a unique moment in time to consolidate financial services firms and add to our growing suite of investment solutions.”

The table below presents certain results under GAAP as well and non-GAAP (“adjusted”) financial measures:

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(unaudited, in millions except per share amounts or as otherwise noted)

Equity Capital Raised from Direct Investment Programs (amounts in billions)[1]	2.4	2.1	1.3	6.8	2.2

Consolidated Financial Results

Segment Revenues
Wholesale Broker Dealer	208,891	220,791	106,816	641,525	222,471
Transaction Management	4,234	2,370	-	8,876	-
Investment Banking	7,566	4,480	-	15,536	925
Transfer Agent	3,505	2,375	-	6,905	-

Income before taxes	11,645	26,604	11,575	64,996	11,540

Net income attributable to RCS Capital Corporation	311	202	-	513	-

Basic and diluted earnings per share[2]	0.12	0.08	n/a	0.21	n/a

Adjusted[3] Financial Results

Adjusted EBITDA[4]	11,683	26,641	11,607	65,104	11,645

Adjusted net income	6,987	15,802	6,945	38,998	6,924

Adjusted earnings per share[5]	0.26	0.60	0.26	1.47	0.26

__________________

[1]	Equity capital raised represents the dollar volume of the aggregate gross proceeds from equity in direct investment programs sold by retail broker-dealers with whom RC Securities had an exclusive dealer manager relationship.
[2]	Per share measures are based on the number of shares of Class A common stock outstanding for the period from June 10, 2013 (the closing date of the initial public offering) through September 30, 2013.
[3]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures at the end of the press release.
[4]	EBITDA represents earnings before interest, tax, depreciation and amortization expense.
[5]	Per share measures assumes that 2,500,000 shares of Class A and 24,000,000 Class B common stock were outstanding for all periods presented.

Revenues for the three months ended September 30, 2013 increased $117.0 million, or 110%, to $223.8 million, as compared to $106.8 million for the three months ended September 30, 2012. Revenues for the nine months ended September 30, 2013 increased $449.0 million, or 201%, to a record $672.4 million, as compared to $223.4 million for the nine months ended September 30, 2012. Revenue growth was driven by an increase in equity capital raised for our affiliated and non-affiliated direct investment programs. During the third quarter, our national network of broker-dealers selling our active direct investment programs increased by 13 firms, to 298 firms as compared to 285 as of June 30, 2013. The aggregate value of mergers and acquisitions increased during the third quarter.

Operating Results by Division

Wholesale Broker-Dealer

RCAP’s wholesale broker-dealer division focuses on the distribution of affiliated and non-affiliated direct investment programs, an affiliated business development company and affiliated alternative strategy mutual funds. Our broker-dealer is the leader in the wholesale distribution of publicly registered non-traded real estate and business development companies, with a market share of 37% as of September 30, 2013 according to industry authority Robert A. Stanger & Co., Inc. This represents a market share more than double that of the next largest real estate-focused, multiproduct distributor.

Wholesale broker-dealer revenues for the three months ended September 30, 2013 increased by $102.1 million, or 96%, to $208.9 million, as compared to $106.8 million for the three months ended September 30, 2012. For the nine months ended September 30, 2013, revenues increased $419.1 million, or 188%, to $641.5 million compared to $222.5 million for the nine months ended September 30, 2012. Compared to the three months ended June 30, 2013, revenues decreased 5%, contributing to an overall decrease in income before taxes of $15.0 million. These decreases were principally the result of the modification to its commission structure for equity raises to certain platforms within our network of selling broker-dealers; such modifications were adopted by the wholesale broker-dealer to be in line with industry best practices and to remain highly competitive.

Transaction Management

RCAP’s transaction management division focuses on providing services to affiliated and non-affiliated direct investment programs, publicly traded REITs and their sponsors. These services include: offering registration and blue sky filings, regulatory advice with respect to regulatory body registration maintenance, transaction management, marketing support, due diligence advice and related meetings, events, training and education, conference management and strategic advice in connection with liquity events and other strategic transactions.

Transaction management revenues for the three months ended September 30, 2013 were $4.2 million, an increase of 79% compared to the three months ended June 30, 2013 reflecting fees earned from the merger of two affiliate-sponsored REITs. Revenues for the nine months ended September 30, 2013 were $8.9 million. Transaction management began operations in January 2013; therefore, comparable results for earlier periods are not applicable.

Investment Banking

RCAP’s full service investment banking and capital markets division, RCS Capital, focuses on the alternative investment sector, a channel that , in its judgment, tends to be underserved by other investment banks. RCS Capital specializes in providing strategic and financial advice to non-traded investment programs and their sponsors, which could include advising on the following: (1) the structure and development of new programs; (2) merger and acquisition transactions; (3) liquidity alternatives; and (4) debt and equity capital raising.

Revenues for the three months ended September 30, 2013 were $7.6 million, an increase of 69% compared to the three months ended June 30, 2013. Revenues for the nine months ended September 30, 2013 were $15.5 million. Investment banking revenues were derived from transactions involving entities under common ownership with RCAP. Investment banking substantially began operations in January 2013; therefore, comparable results for earlier periods are not applicable.

Transfer Agent

RCAP’s transfer agency division provides registrar and record-keeping services to affiliated and non-affiliated direct investment programs. These services include share transfer execution, issuance and cancellation in connection with offerings conducted by issuers.

The transfer agent began operations in January 2013; therefore, comparable results for prior periods are not applicable. Beginning in March 2013, services performed by a third party began transitioning to the transfer agent. On September 1, 2013, the final phase of the transition was completed, signifying that the majority of shareholder services are now being performed by the transfer agent. Transfer agent revenues for the three months ended September 30, 2013 were $3.5 million, an increase of 48% compared to the three months ended June 30, 2013. Revenues for the nine months ended September 30, 2013 were $6.9 million. Together with the third party vendor, the transfer agent provided transfer agency services to approximately 200,000 accounts during the three months ended September 30, 2013 compared to approximately 158,000 accounts during the three months ended June 30, 2013.

Conference Call

RCAP will host its third quarter 2013 conference call and webcast on Thursday, October 24, 2013 at 1:00 PM ET. Nicholas S. Schorsch, Chairman, William M. Kahane, Chief Executive Officer, and Brian S. Block, Chief Financial Officer, will conduct the call. Conference call details are as follows:

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 74058262

Webcast: http://www.rcscapital.com/Q3 2013Earningscall/

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10034675

Date Available: October 24, 2013 (one hour after the end of the conference call) to January 31, 2014 at 9:00 AM ET.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange that was formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in RC Securities, a FINRA registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result those factors set forth in the Risk Factors section of RCAP’s prospectus. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: regulatory approval of certain changes in control of Investors Capital Holdings, Ltd.’s FINRA-regulated broker-dealer businesses and the Hatteras Funds Group’s FINRA-regulated broker-dealer businesses; the ability to obtain requisite approvals for the acquisition; market volatility; unexpected costs or unexpected liabilities that may arise from the acquisition, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian S. Block, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 866-904-2988

RCS Capital Corporation and Subsidiaries

Condensed Consolidated Statement of Financial Condition

(unaudited; in thousands)

	September 30,	December 31,
	2013	2012
ASSETS
Cash	$71,220	$12,683
Available-for-sale securities	8,596	-
Trading securities	1,023	-
Receivables:
Commission and dealer manager fees	3,037	1,355
Reimbursable expenses	14,773	1,551
Other Receivables		-
Due from parent	740	-
Property and equipment, net	371	113
Prepaid expenses and other assets	2,599	509
Total assets	$102,359	$16,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	1,416	1,303
Accrued expenses	17,170	4,175
Payable to broker-dealers	13,440	5,007
Deferred revenue	3,186	-
Other liabilities	825	-
Total liabilities	36,037	10,485

Class A Common Stock, $0.001 par value, 100,000,000 shares authorized, 2,500,000 shares issued and outstanding as of September 30, 2013 and no shares authorized, issued or outstanding as of December 31, 2012	3	-

Class B Common Stock, $0.001 par value, 100,000,000 shares authorized, 24,000,000 issued and outstanding as of September 30, 2013 and no shares authorized, issued or outstanding as of December 31, 2012	24	-
Additional paid-in capital	43,229	-
Accumulated other comprehensive income	(32)	-
Retained earnings	-	-
Member's equity	-	5,726
Total stockholders' equity	$43,224	$5,726
Non-controlling interest	23,098	-
Total liabilities and stockholders' equity	$102,359	$16,211

RCS Capital Corporation

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except par value)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Commissions	$139,166	$64,999	$408,868	$139,685
Dealer manager fees	69,485	41,545	231,587	81,823
Investment banking advisory services	7,445	-	15,415	925
Transfer agency revenue	2,830	-	5,760	-
Services revenue	3,006	253	8,000	786
Reimbursable expenses	1,754	19	2,689	141
Other	99	-	113	36
Total revenues	223,785	106,816	672,432	223,396

EXPENSES
Third-party commissions	139,205	64,985	408,912	139,664
Third-party reallowance	24,109	10,106	66,338	21,240
Internal commissions, payroll and benefits	31,938	14,306	90,299	32,858
Conferences and seminars	5,476	2,946	17,730	10,524
Travel	2,315	1,302	4,739	4,329
Marketing and advertising	1,655	924	4,876	1,077
Professional fees	1,503	288	3,468	1,104
Data processing	2,045	-	4,388	-
Management fee	1,335	-	2,014	-
Other	2,559	384	4,672	1,060
Total expenses	212,140	95,241	607,436	211,856
Income before taxes	11,645	11,575	64,996	11,540
Provision for income taxes	246	-	406	-
Net income	11,399	11,575	64,590	11,540
Less: Net Income attributable to non-controlling interests	11,088	11,575	64,077	11,540
Net income attributable to RCS Capital Corporation	$311	$-	$513	$-
Per Share Data
Net Income per share attributable to RCS Capital Corporation	$0.12	n/a	$0.21	n/a
Weighted average shares used in basic and diluted net income per share	2,500,000		2,500,000

Non-GAAP Financial Measures

RCAP’s management uses non-GAAP measures (referred to as “adjusted”) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for dividends. These non-GAAP measures are provided to enhance investors’ overall understanding of RCAP’s current financial performance. Moreover, Company management believes that this presentation enables meaningful comparison of RCAP’s financial performance in prior periods.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. RCAP’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures, RCAP’s non-GAAP measures are as follows:

•	Adjusted EBITDA represents the earnings before interest, taxes and depreciation and amortization, measured before non-controlling interest.
•	Adjusted EBITDA per share represents the “adjusted EBITDA” per share on a pre-tax basis. The weighted average shares were calculated assuming the shares have been issued for all periods presented.
•	Adjusted net income represents the impact to operating income before non-controlling interest on an after-tax basis. Although the non-controlling interest is not subject to tax, RCAP estimates the tax impact for comparative purposes.
•	Adjusted net income per share represents the “adjus ted net income” per share. The weighted average shares were calculated assuming the shares have been issued for all periods presented.

Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures

(unaudited)

	Three Months Ended			Nine Months Ended
(in thousands except for per share amounts or as otherwise noted)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net income attributable to RCS Capital Corporation (GAAP)	$311	$202	$-	$513	$-
Add back: Net income (loss) attributable to non-controlling interest	11,088	26,242	11,575	64,077	11,540
Add back: Provision for income taxes	246	160	-	406	-
Add back: Depreciation expense	38	37	32	108	105
Adjusted EBITDA (Non-GAAP)	$11,683	$26,641	$11,607	$65,104	$11,645

Income before taxes (GAAP)	$11,645	$26,604	$11,575	$64,996	$11,540
Less: Estimated provision for income taxes on non-controlling interest	(4,412)	(10,642)	(4,630)	(25,592)	(4,616)
Less: Provision for income taxes	(246)	(160)	-	(406)	-
Adjusted net income (Non-GAAP)	$6,987	$15,802	$6,945	$38,998	$6,924

Average shares outstanding
Class A common stock	2,500	2,500	2,500	2,500	2,500
Class B common stock	24,000	24,000	24,000	24,000	24,000
Adjusted Shares	26,500	26,500	26,500	26,500	26,500

Income before taxes per adjusted share (Non-GAAP)	$0.44	$1.00	$0.44	$2.45	$0.44

Adjusted EBITDA per share (Non-GAAP)	$0.44	$1.01	$0.44	$2.46	$0.44

Adjusted net income per share (Non-GAAP)	$0.26	$0.60	$0.26	$1.47	$0.26